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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in this Registration Statement on Form N-1A of our report dated January 26, 2000, relating to the financial statement and financial highlights of Morgan Stanley Dean Witter Multi-State Municipal Series Trust referred to in such report, which appears in such Registration Statement.




PricewaterhouseCoopers LLP
New York, New York
February 26, 2001